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                                    AGREEMENT

                               AND PLAN OF MERGER

                                     BETWEEN

                               IAC HOLDINGS CORP.

                                       AND

                       INDUSTRIAL ACOUSTICS COMPANY, INC.


                  Agreement and Plan of Merger (the "Agreement"), dated as of May 20, 1998, between IAC HOLDINGS CORP., a Delaware corporation ("Holdings") and INDUSTRIAL ACOUSTICS COMPANY, INC., a New York corporation (the "Company").

                  WHEREAS, Holdings is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 1,000 shares of common stock, par value $.01. As of the date hereof, 1,000 shares of Common Stock of Holdings are issued and outstanding and entitled to one vote per share.

                  WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of New York and has an authorized capital of 5,000,000 shares of common stock, $.10 par value (the "Common Stock"). As of the date hereof, 2,981,211 shares of Common Stock are issued and outstanding and entitled to one vote per share.

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                  WHEREAS, the Board of Directors of the Company has determined that (i) a merger between Holdings and the Company is fair and in the best interests of the Company and its shareholders and (ii) among other things, the business purpose in effecting such a merger is to ultimately increase the value of the Company and improve its management structure.

                  WHEREAS, notwithstanding anything contained herein to the contrary, at any time prior to filing a certificate of merger with the Secretary of State of New York, the plan of merger may be abandoned by the Board of Directors of the Company or Holdings.

                  WHEREAS, the respective Boards of Directors of Holdings and the Company and the stockholders of Holdings have approved this Agreement and have directed that this Agreement be submitted to a vote of the shareholders of the Company.

                  NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Holdings and the Company hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

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                                    ARTICLE I

                                     MERGER


                  1.1 Merger. Subject to the terms and conditions of this agreement, Holdings shall be merged with and into the Company in accordance with the New York Business Corporation Law (the "NYBCL") and the General Corporation Law of the State of Delaware (the "DGCL") (the "Merger").

                  The separate existence of Holdings shall cease, and the Company shall be the surviving corporation and continue its corporate existence under the laws of the State of New York. Thereafter, without further action, the Company shall succeed, insofar as permitted by law, to all the rights, assets, privileges, franchises, liabilities and obligations of Holdings.

                  1.2 Filing and Effectiveness. The Merger shall become effective upon the completion of the following actions:

                    (a) This Agreement and the Merger shall have been approved by the shareholders of the Company in accordance with the provisions of the NYBCL;

                    (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

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                    (c) An executed Certificate of Merger, in the form attached hereto as Exhibit A, meeting the requirements of the DGCL or an executed counterpart of this Agreement shall have been filed with the Secretary of State of Delaware; and

                    (d) An executed Certificate of Merger, in the form attached hereto as Exhibit B, meeting the requirements of the NYBCL shall have been filed with the Secretary of State of New York.

                    (e) Holdings shall have the funds necessary, or shall have arranged to borrow the funds on terms reasonably acceptable to its Board of Directors, to pay the Merger Consideration (as defined herein).

                  The date and time when the Merger shall become effective, as set forth above, is hereinafter referred to as the "Effective Date."

                  1.3 Certificate of Incorporation. The Certificate of Incorporation of the Company, attached hereto as Exhibit C, in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Company until duly amended in accordance with the provisions thereof and applicable law, and the name of the surviving Corporation shall be Industrial Acoustics Company, Inc.


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                  1.4 By-laws. The By-laws of the Company in effect immediately prior to the Effective Date shall continue in full force and effect as the By-laws of the Company until duly amended in accordance with the provisions thereof and applicable law.

                  1.5 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Date shall continue as the directors and officers of the Company until their successors shall have been elected or until otherwise provided by law, the Certificate of Incorporation of the Company or the By-laws of the Company.

                  1.6 Effect of Merger. Upon the Effective Date, the separate existence of Holdings shall cease and the Company, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, shall be subject to all actions previously taken by its Board of Directors and shall succeed, without other transfer, to all of the assets, rights, powers and property of Holdings in the manner and as more fully set forth in Section 259 of the DGCL, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date and succeed, without other transfer, to all of the debts, liabilities and obligations of


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Holdings in the same manner as if the Company had incurred them, all as more fully provided under the applicable provisions of the DGCL and the NYBCL.


                                   ARTICLE II

                          MANNER OF CONVERSION OF STOCK


                  2.1 Outstanding stock of the Company. Upon the Effective Date, by virtue of the Merger, each share of Common Stock outstanding immediately prior thereto (other than Common Stock held by Holdings and Common Stock held by the Company as treasury stock) shall be converted into the right to receive $11.00 per share in cash (the "Merger Consideration"), upon surrender of the stock certificates representing such Common Stock in accordance with Section 2.2 herein, with any fractional shares issuable to a registered owner of Common Stock in the aggregate to be rounded up to the nearest whole share.

                  Each outstanding share of Common Stock owned by Holdings or held by the Company as treasury stock will be cancelled.

                  2.2 Stock Certificates. (a) After the Effective Date, each holder of a certificate(s) formerly evidencing Common Stock which has been converted into the right to receive the Merger Consideration, upon surrender of the same to an


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exchange agent appointed by the Company (the "Exchange Agent"), shall be entitled to receive the Merger Consideration.

                    (b) Promptly after the Effective Date, the Exchange Agent shall send a notice and a transmittal form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates formerly representing Common Stock to the Exchange Agent (subject to Section 2.2(d)) to each holder of certificates formerly evidencing Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificates for exchange into the Merger Consideration. The notice and transmittal form provided for in this Section 2.2(b) shall be sent by the Exchange Agent to the address for each holder of Common Stock contained in the stock record books of the Company promptly after the Effective Date. Each holder of certificates formerly evidencing Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled to receive in exchange therefor the Merger Consideration. Notwithstanding the foregoing, neither the Exchange Agent nor any party shall be liable to a holder of certificates formerly evidencing Common Stock for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


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                    (c) If any portion of the Merger Consideration is to be
delivered to a Person other than the Person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to such payment that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                    (d) In the event any certificate theretofore representing Common Stock shall have been lost, stolen or destroyed, upon the making of an appropriate affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed, such shareholder shall be paid the Merger Consideration; provided that when the Merger Consideration is paid to such shareholder, the Board of Directors of the Company may, in its discretion and as a condition precedent to the issuance


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thereof, require the claiming Person to give the Company a bond or indemnification in such form and sum as the Company may reasonably direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

                  2.3 Outstanding Common Stock of Holdings. Upon the Effective Date, by virtue of the merger, each issued and outstanding common stock of Holdings shall be cancelled and converted into one share of Common Stock of the Company.


                                   ARTICLE III

                                     GENERAL


                  3.1 Termination and Abandonment. At any time prior to the Effective Date, this Agreement may be terminated and the Merger abandoned by the Board of Directors of either Holdings or the Company if (a) approval by the shareholders of the Company specified in Article I hereof shall not have been obtained, or (b) the respective Board of Directors of either Holdings or the Company determines that in its sole discretion the Merger does not appear to be in the best interests of either of Holdings or the Company or their respective shareholders or is otherwise not advisable.


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                  3.2 Amendment. This Agreement may be amended, modified,
supplemented or abandoned at any time (before or after shareholder approval) prior to the Effective Date with the mutual consent of the Boards of Directors of Holdings and the Company; provided, however, that this Agreement may not be amended, modified or supplemented after it has been approved by the shareholders of the Company in any manner which, in the judgment of the Board of Directors of the Company, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

                  3.3 Headings. The headings set forth herein are inserted for convenience or reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

                  3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law, except to the extent that the laws of the State of Delaware require application herein.


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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the date and year first above written.

                                        INDUSTRIAL ACOUSTICS COMPANY, INC.



                                        By: /s/ Frederic M. Oran
                                           -------------------------------
                                               Name:   Frederic M. Oran
                                               Title:  President
Attest:


By:    /s/ Robert N. Bertrand
   --------------------------------
       Name:   Robert N. Bertrand
       Title:  Secretary


                                        IAC HOLDINGS CORP.


                                        By:    /s/ James A. Read
                                           -------------------------------
                                               Name:   James A. Read
                                               Title:  President


Attest:


By:    /s/ Martin P. Dineen
   --------------------------------
       Name:   Martin P. Dineen
       Title:  Secretary